Exhibit 32.2

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL

OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Stephen J. Fanning, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No.1 on Form 10-K/A to the Annual Report of Thermage, Inc. on Form 10-K for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Thermage, Inc.

Date: April 30, 2007	By:	/s/ Stephen J. Fanning
	Name:	Stephen J. Fanning
	Title:	President and Chief Executive Officer

I, Laureen DeBuono, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No.1 on Form 10-K/A to the Annual Report of Thermage, Inc. on Form 10-K for the fiscal year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Thermage, Inc.

Date: April 30, 2007	By:	/s/ Laureen DeBuono
	Name:	Laureen DeBuono
	Title:	Chief Financial Officer